                                  EXHIBIT 32.1

            SECTION 1350 CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER


     In connection with the Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2005 of Arrow International, Inc., a Pennsylvania corporation (the "Company"), as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Carl G. Anderson, Jr., the Chairman and Chief Executive Officer of the Company, hereby certify pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge and based upon a review of the Report, that:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented as required by such Report.

This certification is based upon, among other things, my responsibilities as Chief Executive Officer of the Company, my own due diligence and representations made by certain others of the Company's senior management.

                                     /s/ Carl G. Anderson, Jr.
                                    --------------------------------------------
                                    Carl G. Anderson, Jr.
                                    Chairman and Chief Executive Officer
                                    (Principal Executive Officer)

                                    July 11, 2005


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